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                                                                   Exhibit 23(e)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement of our reports dated March 7, 1997 and April 11, 1997, relating to the consolidated financial statements of The TPI Group Ltd. and subsidiaries, and to the reference to our firm under the caption "Experts" in the Prospectus.






LAZAR, LEVINE & COMPANY LLP

New York, New York
September 5, 1997